SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           May 15, 2000


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                  45202
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code   (513) 983-1100
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ITEM 5.  OTHER EVENTS

     As of May 15, 2000, six lawsuits have been filed against The Procter & Gamble Company (the "Company") in response to its March 7, 2000 earnings press release. In each of these cases, the plaintiffs have filed class action lawsuits purportedly pursuant to the Federal Rules of Civil Procedure 23(a) and 23(b)(3) on behalf of all persons who purchased the Company's common stock on the open market during the period January 25, 2000 through March 6, 2000 (the "Class Period"). Each of these cases is pending before the United States District Court, Southern District of Ohio.

     Plaintiffs assert Section 10(b) and 20(a) and Rule 10b-5 claims under the Securities Exchange Act of 1934, asserting the Company and certain named officers violated federal securities laws through the preparation and dissemination to the investing public of materially false and misleading information about the Company's financial condition and prospects. Plaintiffs also assert the Company had a duty to disclose certain financial information during such Class Period. The plaintiffs are currently seeking unspecified damages.

     While the effect of future results of these suits is not currently subject to reasonable estimation, management presently believes that the ultimate liability arising from such claims will not materially affect the Company's financial condition.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be singed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY


                                       /s/TERRY L. OVERBEY
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                                       Terry L. Overbey, Secretary
                                       May 15, 2000